EXHIBIT 99.2

DATA STORAGE CORPORATION

FINANCIAL STATEMENTS

JUNE 30, 2008
DATA STORAGE CORPORATION
FINANCIAL STATEMENTS
JUNE 30, 2008

Page

Financial Statements

Balance Sheet ……………………………………………………………………	1

Statements of Operations ………………………………………………………..	2

Statements of Cash Flows ……………………………………………………….	3

Notes to Financial Statements …………………………………………………..	4-7

DATA STORAGE CORPORATION
BALANCE SHEET
JUNE 30, 2008

ASSETS
Current Assets:
Cash and cash equivalents	$35,772
Accounts receivable (less allowance for doubtful accounts of $5,000)	56,620
Total Current Assets	92,392

Property and Equipment:
Property and equipment	1,115,984
Less—Accumulated depreciation	(730,896)
Net Property and Equipment	385,088

Other Assets:
Other assets	443
Employee loan	23,000
Total Other Assets	23,443

Total Assets	500,923

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities:
Accounts payable	92,022
Accrued expenses	2,542
Credit Line Payable	99,970
Due to Related Party	9,000
Total Current Liabilities	203,534

Due to shareholder	1,836,097

Stockholders’ Deficiency:
Common stock (par value $0.10; 1,000 shares authorized; 198.50 shares issued and outstanding)	20
Additional paid in capital	1,813,974
Accumulated deficit	(3,352,702)
Total Stockholders' Deficiency	(1,538,708)

Total Liabilities and Stockholders' Deficiency	$500,923

The accompanying notes are an integral part of these financial statements.

DATA STORAGE CORPORATION
STATEMENTS OF OPERATIONS
FOR THE  SIX MONTHS ENDED JUNE 30, 2008 AND 2007

	2008	2007

Sales	$328,587	$337,917

Cost of sales	163,603	169,667

Gross Profit	164,984	168,250

Selling, general and administrative	286,644	280,191

Loss from Operations	(121,660)	(111,941)

Other Income (expense):
Interest Income	36	630
Interest Expense	(876)	-
Total Other Income (Expense)	(840)	630

Loss before provision for income taxes	(122,500)	(111,311)

Provision for income taxes	-	-

Net Loss	$(122,500)	$(111,311)

The accompanying notes are an integral part of these financial statements.

DATA STORAGE CORPORATION
STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007
	2008	2007
Cash Flows from Operating Activities:
Net loss	$(122,500)	$(111,311)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	57,132	59,867
Changes in Assets and Liabilities:
Accounts receivable	(21,735)	(53,591)
Employee Loan	(5,000)	-
Other Assets	-	459
Security Deposit	-	(5,975)
Accounts payable	44,215	13,526
Accrued expenses	755	(999)
Due to Related Party	9,000	-

Net Cash Provided by (Used in) Operating Activities	(38,133)	98,024

Cash Flows from Investing Activities:
Cash paid for equipment	(63,868)	(154,261)
Net Cash Used in Investing Activities	(63,868)	(154,261)

Cash Flows from Financing Activities:
Advances from credit line	99,970	-
Advances from shareholder	-	247,215
Net Cash Provided by Financing Activities	99,970	247,215

Decrease in Cash and Cash Equivalents	(2,031)	(5,070)

Cash and Cash Equivalents, Beginning of Period	37,803	23,624

Cash and Cash Equivalents, End of Period	$35,772	$18,554

Cash paid for interest expense	$876	$-

Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

DATA STORAGE CORPORATION
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008

Note 1 - Nature of Business

Basis of presentation, organization and other matters

Data Storage Corporation was incorporated in Delaware on August 29, 2001. Data Storage Corporation is a provider of data backup services.  The Company specializes in secure off-site, disk-to-disk data backup for disaster recovery, business continuity, and regulatory compliance.

Data Storage Corporation derives its revenues from the sale of solutions that provide businesses protection of critical electronic data. Primarily, these services consist of data duplication for disaster recovery and business continuity. The Company has Data Centers in Westbury, New York and maintains equipment in a co-location in Fort Lauderdale, Florida to provide redundant data protection.

Note 2 - Summary of Significant Accounting Policies

Cash, cash equivalents and short-term investments

The Company considers all highly liquid investments with an original maturity or remaining maturity at the time of purchase, of three months or less to be cash equivalents.

Concentration of credit risk and other risks and uncertainties

Financial instruments and assets subjecting the Company to concentration of credit risk consist primarily of cash and cash equivalents, short-term investments and trade accounts receivable. The Company’s cash and cash equivalents are maintained at major U.S. financial institutions. Deposits in these institutions may exceed the amount of insurance provided on such deposits.

The Company’s customers are primarily concentrated in the United States. The Company performs ongoing credit evaluations and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends and other information.

Allowance for Doubtful Accounts

The allowance for doubtful accounts reflects the estimated accounts receivable that will not be collected due to credit losses and customer returns and allowances. Provisions for estimated uncollectible accounts receivable are made for individual accounts based upon specific facts and circumstances including criteria such as their age, amount, and customer standing. Provisions are also made for other accounts receivable not specifically reviewed based upon historical experience.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DATA STORAGE CORPORATION
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008

Note 2 - Summary of Significant Accounting Policies (Continued)

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization.  Depreciation and amortization are provided under the straight line basis over the following estimated useful lives:

Furniture and fixtures	7 years
Machinery and equipment	5-7 years
Leasehold Improvements	5-39 years

Property and equipment, at cost, consist of the following:

June 30, 2008
Storage equipment	$766,646
Website and software	150,208
Furniture and fixtures	22,837
Computer hardware and software	75,498
Data Center	100,795
1,115,984
Less: Accumulated depreciation	730,896
Net property and equipment	$385,088

Minor maintenance costs are expensed as incurred. Major improvements which extend the life, increase the capacity or improve the safety or the efficiency of property owned are capitalized. Major improvements to leased buildings are capitalized as leasehold improvements and depreciated. Depreciation expense for the six months ended June 30, 2008 and 2007 was $57,132 and $59,867 respectively.

Revenue Recognition

The Company’s revenues consist principally of storage revenues. Storage revenues consist of monthly charges related to the storage of materials or data (generally on a per unit basis).  Sales are generally recorded in the month the service is provided.

Income taxes

The company, with the consent of its shareholders, has elected to be treated as an S Corporation under the Internal Revenue Code and New York State laws.  Accordingly, the income of the corporation is reported and taxed on the shareholders individual income tax returns.

Advertising Costs

The Company expenses the costs associated with advertising as they are incurred.  The Company incurred $18,548 and $8,754 for advertising costs for the six months ended June 30, 2008 and 2007, respectively.

DATA STORAGE CORPORATION
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008

Note 3 - Related Party Transactions

The Company shared space for its New York Data Center with a related party. No rent expense was charged to the company for the six months ended June 30, 2007.  Rent expense for the six months ended June 30, 2008 was $9,000

Due to shareholder consists of advances from the Company’s CEO. The advances are non-interest bearing and have no stated terms of repayment. All amounts due to shareholder were converted to common stock on July 7, 2008. (See note 6)

Note 4 - Stockholders’ Deficiency

Capital Stock

The company is authorized to issue 1,000 shares of its common stock at $0.10 par value.  The company has issued 198.50 shares of its common stock.

Stock Appreciation Plan

The Company established a stock appreciation plan to enable the Company to attract and retain employees to assist in increasing the value of the company.  Management may grant stock appreciation rights at its’ sole discretion up to 10,000,000 Units, which represents 100% or the value of the company.  Shares granted under the plan may at the boards discretion be subject to a vesting schedule. The Participant shall be entitled to compensation for the vested portion of the Units, as calculated in accordance with the agreement upon the first to occur of any of the following events (the “Trigger Events”):

(i)	the Participant’s employment with the Corporation has terminated because he has become Disabled;

(ii)	the Participant has died;

(iii)	the Participant’s employment with the Corporation has been terminated by the Corporation without “cause”;

(iv)
the sale, transfer or assignment of all or substantially all of the Corporation’s assets (whether tangible or intangible), not in the ordinary course of business, whether in a single transaction or a series of transactions;

(v)	the sale, transfer or assignment of more than fifty (50%) percent of the outstanding capital stock of the Corporation, whether in a single transaction or a series of transactions.

On the date of grants the board of directors assigned a value of $200,000 to the company for use as a base in calculating future stock appreciation under the plan. As of June 30, 2008, the Company granted 2,200,000 units of stock appreciation rights all of which were granted prior to 2006.  The Company has not recorded any compensation expense as of June 30, 2008.  As of June 30, 2008 and 2007 2,166,666 and 2,100,000 units of stock appreciation rights were vested.

DATA STORAGE CORPORATION
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008

Note 5 - Commitments and Contingencies

Revolving Credit Facility

On January 31, 2008 the Company entered into a revolving credit line with a bank. The credit facility provides for $100,000 at prime plus .5%, 5.5% at June 30, 2008, and is secured by all assets of the Company and personally guaranteed by the Company’s principal shareholder. As of June 30, 2008, the Company owed $99,970 under this agreement.

Note 6 - Subsequent Events

Recapitalization

On July 3, 2008 the Company amended its certificate of incorporation recapitalizing the stock structure of the company.  The existing shares of common stock were automatically converted into Class B Common Stock on a one for one basis.  The total authorized shares of the Company were increased to 13,569,500 shares.  The shares were comprised of the following: 12,069,500 shares of common stock of which 8,569,500 were class A and 3,500,000 were class B. The common stock of the company shall have a par value of $0.0001. The remaining 1,500,000 shares of authorized stock were Preferred Stock of which 500,000 are designated as Series A preferred stock.  The remaining 1,000,000 shares may be issued from time to time in one or more series as determined by the Board of Directors of the Company.  The preferred stock of the company shall have a par value of $0.0001.

Sale of securities

On July 3, 2008 the company issued 360,255 shares of Series A Preferred Stock for a price of $1.39 for an aggregate purchase price of $500,000 and 406,245 shares of Class B Common Stock for a price of $1.23 per share and an aggregate purchase price of $500,000.

Debt Conversion

On July 7, 2008, all amounts due to shareholder, $1,836,097, were converted to 2,223.83 shares of Class B Common Stock.